                                                                    Exhibit 21.1
                                                                    ------------

                         Subsidiaries of the Registrant
                         ------------------------------


        Name of Subsidiary        Jurisdiction of Incorporation or Organization
        ------------------        ---------------------------------------------

     Earlychildhood LLC                             California

     Educational Products, Inc.                     Texas

     SmarterKids.com, Inc.                          Delaware